UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 13, 2015

QUAINT OAK BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-52694	35-2293957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Knowles Avenue, Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(215) 364-4059

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure

On August 13, 2015, Quaint Oak  Bancorp, Inc. (the "Company") announced that its Board of Directors declared a two-for-one stock split of the Company's common stock in the form of a 100% stock dividend, payable on September 8, 2015 to shareholders of record at the close of business on August 24, 2015. Based on 913,232 shares of common stock outstanding on August 11, 2015, the total number of shares outstanding after the stock split will increase to 1,826,464 shares.

For additional information, reference is made to the Company's press release dated August 13, 2015, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which may be incorporated.

Item 9.01        Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press release dated August 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUAINT OAK BANCORP, INC.

Date: August 13, 2015	By:	/s/Robert T. Strong
Robert T. Strong
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 13, 2015